Exhibit 99.1

PHOTOMEDEX, INC.

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

1.

Purpose

The purpose of the Audit Committee is to assist the Board of Directors of PhotoMedex, Inc., a Delaware corporation (the "Company") in fulfilling its oversight responsibilities with respect to: (a) the Company's corporate accounting and reporting practices, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, (d) the performance of the Company's internal audit function and independent auditors, (e) the quality and integrity of the Company's financial statements and reports, (f) reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors, and (g) producing the report that the rules of the Securities and Exchange Committee ("SEC") require be included in the Company's annual proxy statement. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, the Company's financial management and internal auditors.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of the Charter. The Audit Committee shall be given full and direct access to the Company's management and independent accountants as necessary to carry out these responsibilities. However, the Audit Committee's function is one of oversight only and shall not relieve the Company's management of its responsibilities for preparing financial statements which accurately and fairly present the Company's financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

2.

Composition of the Audit Committee

The Audit Committee shall be comprised of not less than three (3) directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of

1934, as amended (the "Exchange Act"), any rules and regulations promulgated thereunder by the SEC, and the rules of the National Association of Securities Dealers, Inc. ("NASD"). Each appointed Audit Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Each member of the Audit Committee must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years preceding any given current year.

The members of the Audit Committee will be appointed by and serve at the discretion of the Board. The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or any member of the Audit Committee. Without limiting the generality of the foregoing, the Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

3.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

1.

Review annually the Audit Committee Charter for adequacy and recommend any changes to the Board.

2.

Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles ("GAAP").

3.

Review the financial, investment and risk management policies followed by the Company in operating its business activities.

4.

Review the Company's annual audited financial statements, related disclosures, including the MD&A portion of the Company's filings, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

5.

Review any management letters or internal control reports prepared by the independent accountants or the Company's internal auditors and responses to prior management letters, and review with the independent accountants the Company's internal financial controls, including the budget, staffing and responsibilities of the Company's personnel directed toward internal control procedures.

6.

Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

7.

Be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent accountants and management regarding financial reporting) or other audit, review or attest services. The independent accountants shall report directly to the Audit Committee.

8.

Pre-approve all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Audit Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approvals delegated to one or more members of the Audit Committee are reported to the Audit Committee at its next scheduled meeting.

9.

Review the hiring policies for any employees or former employees of the independent accountants.

10.

Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants all significant relationships the accountants have with the Company which may affect the accountants' independence. The Audit Committee is responsible for ensuring the independence of the independent accountants.

11.

For each of the first three fiscal quarters and at year end, at an Audit Committee meeting, review with management the financial results, the proposed earnings press release and formal guidance which the Company may plan to offer, and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

12.

Review management's analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

13.

Following completion of the annual audit, review separately with the independent accountants and management any significant difficulties encountered during the course of the audit.

14.

Engage and determine funding for such independent professional advisers and counsel as the Audit Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Audit Committee, as determined by the Audit Committee, for payment of (a) compensation to the independent accountants for services approved by the Audit Committee, (b) compensation to any outside advisers retained by the Audit Committee, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

15.

Report to the Board on a regular basis on the major events covered by the Audit Committee and make recommendations to the Board and management concerning these matters.

16.

Perform any other activities consistent with this charter, the Company's Bylaws and governing law as the Audit Committee or the Board deems necessary or appropriate, including but not limited to the Company's legal and regulatory compliance.

17.

Approve all related party transactions, as defined by applicable NASD Rules, to which the Company is a party.

18.

Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.

Audit Committee Meetings

The Audit Committee will meet on a regular basis at least four (4) times each year, and will hold special meetings as circumstances require. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Audit Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Audit Committee at the same time as the annual Audit Committee Charter review. The calendar shall include appropriate meetings to be held separately with representatives of the independent accountants, management, including a meeting to conduct the reviews required under Section 3.13 above. In addition, the Audit Committee will meet at any time that the independent accountants believe communication to the Audit Committee is required. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

At all Audit Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with Section 141 (including without limitation notice, quorum and votes/actions of the committee) and other applicable sections of the Delaware General Corporation Law. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company after each meeting.

Adopted October 27, 2004